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                                                                      EXHIBIT 23


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference herein of our report dated August 18, 1995 with respect to the consolidated financial statements of StarPress, Inc. (formerly known as Great Bear Technology Incorporated) as of June 30, 1995 and for each of the two years in the period then ended included in the Annual Report of Graphix Zone, Inc. (Form 10-K) for 1996 filed with the Securities and Exchange Commission.


                                        Ernst & Young


Walnut Creek, California
October 14, 1996